Exhibit (10-19)
THE GILLETTE COMPANY
DEFERRED COMPENSATION PLAN

THE GILLETTE COMPANY
DEFERRED COMPENSATION PLAN
(for salary and bonus deferrals after December 31, 2004)
(as amended and restated effective January 1, 2005)
(with amendments adopted through August 21, 2006)

1.
Purpose. The Gillette Company Deferred Compensation Plan (the "Plan") has been adopted by The Gillette Company (the "Company") to enable certain executive employees of the Company and its Participating Subsidiaries to defer a portion of their compensation on a tax-effective basis in addition to their eligible savings under The Gillette Company Employees' Savings Plan (the "Savings Plan") and The Gillette Company Supplemental Savings Plan.

The Plan is intended to constitute an unfunded plan of deferred compensation described in Sections 201(2), 301(a)(3) and 401(a)(1) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and in Sections 3121(v)(2) and 3306(r)(2) of the Internal Revenue Code of 1986, as amended ("Code").

Under the terms of the Plan as approved by the Company's Board of Directors, eligible employees may elect to defer salary and incentive bonus. This Plan document applies to the deferral of salary for services performed after December 31, 2004, and to the deferral of incentive bonuses awarded for the 2004 and subsequent incentive years which would otherwise become payable after December 31, 2004.

2.
Eligible Employees. Employees of the Company and Participating Subsidiaries who are full-time or part-time regular employees, have a job grade or a personal grade of 21 or above, and who are generally treated by The Gillette Company as a United States employee for employment and benefit purposes, are eligible to participate in this Plan for any calendar year.

3.
Plan Features. Eligible employees may enroll during an annual election period in such time and manner as prescribed by the Committee. A newly eligible employee may enroll within 30 days of becoming eligible. Eligible employees who elect to participate in the Plan ("Participants") may defer a portion of their salary ("Deferred Salary") and may defer all or a portion of their annual incentive bonus ("Deferred Bonus").

4.
Recordkeeper. The day-to-day recordkeeping and administrative functions with respect to the Plan shall be performed by a person or persons appointed by the Committee ("Recordkeeper"). In accordance with procedures determined by the Committee, Participants' elections under the Plan may be made by way of written, telephonic or electronic instruction to the Recordkeeper.

5.
Administration. The Plan shall be administered by the Savings Plan Committee appointed by the Board of Directors of the Company (the "Committee"), which shall have the discretionary power and authority to construe and interpret the provisions of the Plan, to determine the eligibility of employees to participate in the Plan and the amount and timing of payment of any benefits due under the Plan, and to determine all other matters in carrying out the intended purposes of the Plan. In administering this Plan, including but not limited to considering appeals from the denial of claims for benefits and issuing decisions thereon, rules and procedures substantially similar to those set forth in the Savings Plan shall govern.

            Subsequent to a Change in Control of the Company, the Plan shall be administered by the trustee of the trust established by the Company for the purposes of satisfying the Company's payment obligations under the Plan (the "Trustee"). The Trustee shall be appointed by and serve at the pleasure of the Committee, but may not be removed following a Change in Control of the Company until all the Company's obligations under the Plan have been satisfied.

6.
Construction of Terms. Except as expressly provided in this Plan to the contrary, capitalized terms referenced herein shall have the same meanings as are applied to such terms in the Savings Plan as in effect from time to time. Notwithstanding the foregoing, to the extent necessary to comply with Section 409A of the Code, in the case of any payment hereunder that in the determination of the Committee would be considered “nonqualified deferred compensation” subject to Section 409A and as to which, in the determination of the Committee, the requirements of Section 409A(a)(2)(A)(v) of the Code would apply, an event or occurrence described as a Change of Control within the Savings Plan shall be considered a “Change of Control” in this Plan only if it also constitutes a change in ownership or effective control of the Company, or a change in ownership of the Company's assets, described in Section 409A(a)(2)(A)(v) of the Code.

7.	Deferred Salary and Bonus Elections.

(a)
An eligible employee may elect to defer, in whole percentages, up to 60% of his or her gross salary. Such an employee will be eligible to elect to defer his or her salary within 30 days of initially becoming eligible and, thereafter, will be permitted to defer salary during an annual election period, at such time and in such manner as prescribed by the Committee. Such election can include the employee's written, telephonic or electronic instruction.

       A Participant may elect to defer his or her salary until separation from service (as defined for purposes of Section 409A of the Code), payable under one of the forms of payment specified in Section 9(b). The Participant shall select a payment method for the first time he or she elects to defer his or her salary, and as permitted by the Company thereafter.

(b)
Effective with incentive bonus awards payable for incentive year 2004, an eligible employee may elect to defer all or a portion of his or her incentive bonus, in whole percentage increments, by making such election at least six months prior to the close of the applicable incentive year during an annual election period, at such time and in such manner as prescribed by the Committee which can include written, telephonic or electronic instruction; provided, however, that additional limitations (including, but not limited to, the portion of an incentive bonus that may be deferred) may be imposed to the extent necessary to comply with Section 409A of the Code.

       A Participant may elect to defer his or her bonus either for a period of 2 - 15 years following the year of deferral, or until separation from service (as defined for purposes of Section 409A of the Code) and payable under one of the forms of payment specified in Section 9(b). The Participant shall select a payment method for each year's deferral during the applicable annual election period.

(c)
A Participant may change his or her deferred salary or bonus payment election subsequent to the year of deferral, provided that the new payment election (i) is made at least twelve months prior to the date of the previously scheduled payment, (ii) is made at least twelve months prior to the date of the new scheduled payment (or in the case of installment payments treated as a single payment, 12 months prior to the date the first amount was scheduled to be paid). and (iii) provides for a new scheduled payment date that is at least five years following the previously scheduled payment date (or in the case of installment payments treated as a single payment, 5 years from the date the first amount was scheduled to be paid).

(d)
The deferred amounts will be recorded in an account maintained for each Participant by the Recordkeeper, entitled the "Deferred Salary Account" or "Deferred Bonus Account", as applicable. A Participant shall always be fully vested in amounts credited to his or her Plan accounts.

(e)
A deferral election will become effective (i) as of the next practicable payroll period for newly eligible employees and (ii) as of the first payroll period of the next following calendar year for all other employees.

(f)	A Participant may change or discontinue his or her salary deferral election during the applicable annual election period, effective as of the first payroll period of the next following calendar year.

(g)
Such change in deferral election shall operate prospectively and shall have no effect on prior deferrals under this Plan. An individual who has previously participated in the Plan shall be considered a Participant for the purposes of the Plan until final distribution is made of amounts credited to his or her Deferred Salary and Bonus Accounts.

(h)
2005 Cancellation of Previous Deferral Elections. If the Participant's employment is terminated during 2005 (or such later time as may be permitted for cancellation or partial cancellation of deferrals under regulations or other guidance issued by the Internal Revenue Service), if permitted by the Company and according to such rules and procedures as the Company may prescribe, such Participant may cancel his or her deferred salary or bonus payment election at any time during 2005 (or such later time as may be permitted for cancellation or partial cancellation of deferrals under regulations or other guidance issued by the Internal Revenue Service), and instead the Participant shall receive such deferred salary or bonus, in a single lump sum cash payment as soon as practicable following the Participant's separation from service or such cancellation, whichever is later, provided however, only if all amounts received are includible in the taxable income of the Participant in the calendar year 2005 (or by such later time as may be permitted for cancellation or partial cancellation of deferrals under regulations or other guidance issued by the Internal Revenue Service). The Company may, in its sole discretion, also specify other situations (other than termination of employment) in which a Participant may cancel his or her deferred salary or bonus payment election, provided such cancellation is permitted under Notice 2005-1, Q&A-20 (or other subsequent Internal Revenue Service guidance).

(i)
Special Rules for 2005 and 2006 Changes to Deferred Salary or Bonus Payment Elections. Notwithstanding anything to the contrary above, during 2005, during such periods of time and under rules and procedures as the Company shall in its sole discretion establish with respect to all Participants, a Participant may change his or her deferred salary or bonus payment election with respect to any previously deferred amounts, without the restrictions of subsection (c) above applying. In the sole discretion of the Company, this same ability to change deferral elections without these subsection (c) restrictions applying, may be made available to Participants during 2006, but if such an ability is so made available, there may be no changes to payment elections with respect to previously deferred amounts that would otherwise have been payable during 2006, and no changes to payment elections may accelerate payments into 2006.

8.	Additional Credits to Deferred Salary and Bonus Accounts.

(a)
The Committee shall, from time to time, select one or more of the Investment Funds from the Savings Plan ("Investment Fund") in which Participants may be allowed to elect to have their Deferred Salary and Bonus Accounts deemed invested.

(b)
Each Participant, upon electing to participate in the Plan, shall designate the Investment Fund or Funds with respect to which such Participant's Deferred Salary or Deferred Bonus Account shall be deemed invested, in such a time and manner as prescribed by the Committee for such purpose. The election shall be in whole percentage increments of each such Investment Fund. A Participant's election shall remain in effect with respect to all future salary and bonus deferrals unless and until changed by the Participant in accordance with Section 8(c) below.

If a Participant fails to make an election hereunder, all of his or her salary and bonus deferrals shall be deemed invested in a Money Market Fund until the Participant makes an alternative election hereunder.

(c)
A Participant may change the Investment Fund or Funds in which his or her future salary or bonus deferrals are deemed to be invested. Such change in election shall be effective as of the close of the Business Day on which the Recordkeeper receives such instruction or, if such instruction is received after the close of a Business Day, as of the close of the next following Business Day.

(d)
Amounts recorded in the Deferred Salary and Deferred Bonus Accounts maintained for each Participant shall be credited or debited with amounts equivalent to gains or losses realized by the Investment Funds in which the Participant elects to have his or her salary or bonus deferrals deemed invested from time to time.

(e)
Subject to the limitations set forth in paragraphs (i) and (ii) below, a Participant may elect at any time to have amounts credited to his or her Deferred Salary or Deferred Bonus Account transferred from any Investment Fund to any of the other Investment Funds, by designating the percentage of the Deferred Salary Account invested in the transferring Investment Fund to be transferred (in whole percentage increments) and the percentage of such transferred amount to be invested in the receiving Investment Fund or Funds (in whole percentage increments). Such transfer election shall be effective, and the applicable Investment Funds shall be valued for the purpose of implementing such election, as of the close of the Business Day on which the Recordkeeper receives such instruction or, if such instruction is received after the close of a Business Day, as of the close of the next following Business Day.

Elections by Participants under this Section 8(e) shall be limited in the following respects:

(i)       The minimum amount that may be deemed transferred from any Investment Fund shall be $250 or, if less, the entire balance of the Participant's Deferred Salary or Deferred Bonus Account deemed invested in such Investment Fund.

(ii)       The Committee may, in its discretion, limit the number of transfers that may be made to or from any Investment Fund at any time. The Committee shall also have the discretionary right to suspend the availability of transfers among any or all of the Investment Funds at any time without prior notice to Participants.

(f)
Notwithstanding any other provision of the Plan to the contrary, in the event of a Change of Control, the Trustee shall have the authority to prescribe alternative investment funds in which Participants' accounts under this Plan shall be deemed invested; provided, however, that (i) if Participants retain the right to designate the investment funds for deemed investment of their respective accounts, then the investment funds selected by the Trustee shall include at least an Equity Index Fund and a Money Market Fund, and (ii) if Participants are no longer entitled to designate the investment funds for deemed investment of their respective accounts, then all accounts under this Plan shall automatically be deemed invested in a Money Market Fund, pending distribution in accordance with Section 9 below.

9.	Payments from Deferred Salary and Bonus Accounts.

(a)
Except as otherwise provided in this Section, no amounts shall be payable under the Plan to any Participant while he or she is employed by the Company or any Participating Subsidiary. Unless an election is made in accordance with Section 9(b) or (c) below, or unless Section 9(d) below applies, all amounts credited to a Participant's Deferred Salary or Bonus Account shall be paid in a single lump sum as soon as practicable following the Participant's separation from service, valued as of the first business day coincident with or next following such separation from service; provided, however, in the case of a Participant who is a "specified employee" (within the meaning of Section 409A(a)(2)(B)(i) of the Code), the payment shall not be made sooner than six months following the Participant's separation from service.

(b)
A Participant may elect to receive payment of his or her deferred salary for each calendar year in either (i) a single lump sum valued as of the first business day coincident with or next following the Participant's separation from service or as of any of the first through tenth anniversaries thereof, or (ii) from two to ten annual installments valued as of the first business day coincident with or next following the Participant's separation from service and each applicable anniversary thereafter.

A Participant may elect to receive payment of each deferred bonus in either (i) a single lump sum valued as of the first business day of the month coincident with or next following the second to fifteenth anniversary of the date the bonus was deferred, (ii) a single lump sum valued as of the first business day coincident with or next following the Participant's separation from service, or (iii) from two to ten annual installments valued as of the first business day coincident with or next following the Participant's separation from service and each applicable anniversary thereafter.

          Notwithstanding the foregoing provisions of this subsection, in the case of a Participant who is a specified employee, payment elected on account of separation from service shall not be made sooner than six months following the Participant's separation from service (or if earlier the date of the Participant's death).

         Pending final distribution, the Participant's Deferred Salary or Bonus Account shall continue to be credited or debited with amounts equivalent to gains and losses realized by the Investment Funds in which such account is invested from time to time.

(c)
Prior to the occurrence of a Change of Control, in accordance with rules prescribed by the Committee and subject to the applicable requirements of Section 409A of the Code, a Participant making a deferral election pursuant to Section 9(b) above may provide for the revocation of such election in the event of a Change of Control and for the payment by the Company of the Participant's Deferred Salary or Bonus Account in a single lump sum as soon as practicable following the Change of Control. The Participant's account will be valued as of the close of the Business Day on which the Change of Control occurs, or another date if so directed by the Committee or the Trustee.

          In the absence of a Participant's affirmative direction to retain a deferral or installment election, in the event of a Change of Control, the Participant's Deferred Salary or Bonus Account will be paid by the Company in a single lump sum as soon as practicable following the Change of Control. The Participant's account will be valued as of the close of the Business Day on which the Change of Control occurs, or another date if so directed by the Committee or the Trustee.

(d)
In the event of the death of a Participant, whether or not then employed by the Company or a Participating Subsidiary, all amounts credited to the Participant's Deferred Salary or Bonus Account shall be paid to the Participant's estate in a single lump sum valued the first business day of the month following the date of death.

(e)	All determinations of value of Participants' Deferred Salary or Bonus Accounts shall be made in accordance with the relevant provisions of the Savings Plan.

(f)	All payments under the Plan shall be subject to any required withholding of Federal, state and local taxes.

10.
Source of Payments. All amounts payable under the Plan shall be paid by the Company and Participating Subsidiaries from their general assets. No Participant shall have any right to or interest in any assets of the Company or any Participating Subsidiary other than as an unsecured general creditor, and no separate fund shall be established in which any Participant has any right or interest. The foregoing shall not prevent the Company or any Subsidiary from establishing one or more funds from which payments under the Plan shall be made, including but not limited to circumstances under which payments are to be made following a Change of Control.

11.
Plan Amendment and Termination. The Plan may be amended or terminated by the Company at any time and in any manner prior to the happening of any event in connection with or in anticipation of a Change of Control that actually occurs, provided that no amendment or termination shall adversely affect the rights and benefits of Participants with respect to Compensation deferred pursuant to the Plan prior to such action. After the happening of any event in connection with or in anticipation of a Change of Control that actually occurs: (a) no amendment shall be made which adversely affects the rights and benefits of Participants with respect to compensation deferred or benefits accrued pursuant to the Plan prior to such amendment; and (b) no amendment may be made with respect to any provision of the Plan which becomes operative upon a Change of Control. Notwithstanding the foregoing, the Company may amend the Plan (whether before or after a Change of Control) to the extent it reasonably deems necessary to comply with the requirements of Section 409A of the Code.

12.	No Right of Employment. The adoption and operation of this Plan shall not create in any Participant a right of continued employment with the Company or any Subsidiary.

13.
No Assignment of Interest. The interest of any Participant under the Plan may not be assigned, alienated, encumbered or otherwise transferred, and shall not be subject to attachment, garnishment, execution or levy; and any attempted assignment, alienation, encumbrance, transfer, attachment, garnishment, execution or levy shall be void and of no force or effect.

                             THE GILLETTE COMPANY

By: /s/ Edward E. Guillet____
                          Senior Vice President - Human Resources

[reflects amendments adopted through August 21, 2006]